UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 16, 2007

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

10855 Dover Street, Suite 1100 Westminster, Colorado   80021
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On November 16, 2007, Scott Sutton, the President and a director of Security With Advanced Technology, Inc. (the “Company”), delivered written notice to the Company indicating that he was resigning his positions with the Company effective December 21, 2007. On November 21, 2007, the Company accepted Mr. Sutton’s resignations effective immediately, although the Company has agreed, subject to certain conditions, to pay Mr. Sutton’s base salary and provide Mr. Sutton with benefits under the terms of his employment agreement through December 21, 2007. Although Mr. Sutton’s notice stated that he was resigning for “good reason” (as such term is defined in Mr. Sutton’s employment agreement), the Company disagrees that there is any basis for such a termination and has so notified Mr. Sutton. Accordingly, following December 21, 2007, the Company does not expect to have any material ongoing obligations to Mr. Sutton. The Company does not have immediate plans to fill Mr. Sutton’s positions as the President and a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2007	Security With Advanced Technology, Inc. By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Executive Officer